SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2006

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1400, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 951-4800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 11, 2006, FTI FD LLC (“Bidco”), a wholly owned subsidiary of FTI Consulting, Inc. (“FTI”), entered into a Warranty Deed and received irrevocable undertakings in connection with its proposed acquisition of privately-held FD International (Holdings) Limited (“FD”), as described below.

Offer to Purchase

On September 11, 2006, Bidco commenced its offer to purchase the entire share capital of FD consisting of its issued and outstanding A Shares, B Shares and C Shares (collectively, the “Ordinary Shares”) and Deferred Shares (the “Deferred Shares,” and together with the Ordinary Shares, the “FD1 Shares”), and issued and outstanding preferred finance securities (“Preferred Finance Securities,” and together with the FD1 Shares, the “FD Shares”) of FD International 2 Limited (“FD2,” and together with FD1, “FD”) (sometimes referred to hereafter as the “Acquisition”) from the holders of FD Shares (the “FD Shareholders”). Prior to commencing its offering on September 11, 2006, Bidco received irrevocable undertakings from the controlling shareholder group and 24 additional non-controlling shareholders of FD (representing approximately 75% of the FD1 Shares and the entire Preferred Finance Securities of FD2) to accept Bidco’s offer to purchase their FD Shares. The form of irrevocable undertaking executed by the controlling shareholder group, representing in the aggregate 44.6% of the entire share capital of FD (on a fully diluted basis) and the entire Preferred Finance Securities of FD2 contains a commitment to accept the Cash Option (as described below) in respect of all such shares and Preferred Finance Securities and is conditioned on such funds not being subject to the 50% cash holdback described in the next paragraph, but that the entire amount be paid upon settlement. The irrevocable undertakings received from non-controlling shareholders of FD who delivered irrevocable undertakings, represent 31.3% of the entire share capital of FD1 (on a fully diluted basis). The irrevocable undertakings from the non-controlling shareholders contain commitments to elect the Earn Out Option (as described below) in respect to all shares to which the undertakings apply. As a result of the irrevocable undertakings received by Bidco, the offer to purchase will be unconditional in all respects as of September 11, 2006. Pursuant to the Articles of Association of FD, FD shareholders who do not accept Bidco’s offer to purchase will be required to transfer their shares to Bidco pursuant to a drag-along right if and when Bidco exercises its drag-along right.

Bidco is offering to purchase the entire FD Shares from FD Shareholders for aggregate consideration equating to approximately £137.0 million ($260 million (US) converted to Pounds and Pence Sterling by applying the average currency exchange rate as reported by Bloomberg for the five trading days ending on September 6, 2006). Consideration for the FD Shares will be paid in pounds sterling. FD Shareholders will elect the form of consideration they will receive for their FD Shares, either:

(A) the all cash option (the “Cash Option”) equal to £30.45 (approximately $57.81 (US) based on an assumed conversion rate of $1.8987) per FD Share, of which 50% will be paid out at settlement and 50% will be held in a custodial account until

September 30, 2009, subject to earlier release in the discretion of senior management of FD, with the consent of FTI, except that the controlling shareholder group that has delivered irrevocable undertakings to accept Bidco’s offer will receive 100% in cash at settlement; or

(B) the alternative composite option (“Earn Out Option”) that consists of:

(a) £20.98 (approximately $39.83 (US) based on an assumed conversion rate of £1.8987) of cash per FD Share (the “Cash Component”); plus

(b) 0.5975 per share of common stock, par value $0.01 per share, of FTI (each an “FTI Offer Share,” and in the aggregate, the “FTI Offer Shares”) per FD Share, together with the Closing Value Guarantee (as hereafter described) (the “Stock Component”); plus

(c) an earn out right to future cash payments (if any) (the “Earn Out Component”).

Pursuant to the Earn Out Component, participating FD Shareholders may have an opportunity to receive earn-out adjustments (if earned) based on the earnings before interest, taxes and amortization (EBITA) of FD for the period from and including October 1, 2006 through December 31, 2006, and for each fiscal year ending thereafter through December 31, 2011, up to a maximum aggregate amount of £42.5 million (approximately $80,694,750 (US) based on an assumed conversion rate of £1.8987) assuming all eligible FD Shareholders elect the Earn Out Option, which maximum could be reduced by the proportion of shares held by FD Shareholders eligible to participate in the Earn-Out Option who do not participate in the Earn Out Option.

FD Shareholders who are not US persons will have the right to elect, in lieu of,

(i)	the Cash Component, a Bidco loan note guaranteed by FTI in an equivalent principal amount to the applicable cash payment, which will accrue interest at the Libor rate and be payable by Bidco in cash (collectively, the “Cash Loan Notes”),

(ii)	the Stock Component,

(1) a Bidco loan note guaranteed by FTI in a principal amount equivalent to the value of the FTI Offer Shares otherwise issuable to such FD Shareholder, which will accrue interest at the LIBOR rate (collectively, the “Put Call Loan Notes”), and

(2) a put and call option pursuant to an agreement that provides that such FD Shareholder will have the right to require Bidco to repurchase the Put Call Loan Note, which will be exercisable on the day after the issuance date of such note and expire thereafter, and after expiration of the FD Shareholder’s put option, FTI will have the right to require such FD Shareholder to sell to

Bidco the Put Call Loan Note, exercisable by FTI the day immediately after the day the put option expires, in each case in exchange for FTI delivering FTI Offer Shares valued at the “Closing Value” (as hereafter defined) with a value equivalent to the principal amount of such Put Call Loan Note (the “Put Call Option”), and

(3) the Closing Value Guarantee, and

(iii)	the Earn Out Component, at each time such right matures, a Bidco loan note guaranteed by FTI in an equivalent principal amount to the applicable Earn Out payment, which would accrue interest at the Libor rate, and be payable by Bidco in cash (collectively, the “Earn Out Loan Notes,” and together with the Cash Loan Notes and Put Call Loan Notes, the “Loan Notes”).

The maturity dates of the Loan Notes will vary depending on the type of Loan Note and in some cases how long the relevant FD Shareholder has held FD Shares, ranging from a few days to up to two years from the date of issuance. FTI will guarantee Bidco’s Loan Notes pursuant to a written parent guaranty agreement.

FD Shareholders who receive FTI Offer Shares pursuant to the Earn Out Option will be required to enter into agreements providing for contractual restrictions on transfer, resale and disposition, as well as hedge, pledge and similar transactions (the “Restrictions”) from settlement to and including September 30, 2009. After September 30, 2007, senior management of FD, in its discretion, may waive the Restrictions applicable to a shareholder, on a case by case basis, with the consent of FTI, which consent will not be unreasonably withheld or delayed. In certain events, if an FD shareholder breaches certain agreements not to compete with, or solicit employees or clients or maintain the confidentiality of information of, FD and its subsidiaries, the Restrictions will extend until September 30, 2013. If on September 30, 2009 the “Market Value” per FTI Share (as described below) is less than the “Closing Value” per FTI Share (as described below), then FTI will pay to such FD Shareholder in cash an amount equal to the difference between the Closing Value and the Market Value per FTI Share held by such FD Shareholder (the “Closing Value Guarantee”). For the purpose of the preceding paragraph, the Market Value will be deemed to be the closing price per FTI Share (as reported on the New York Stock Exchange (or such other principal securities exchange on which FTI Shares are then traded) as proportionately adjusted for stock dividends, stock splits, reverse stock splits and other adjustments from time to time affecting FTI Shares) on September 30, 2009, or if the exchange is not open for trading on such date, the next day of trading of shares of FTI Shares on which the exchange is open for trading and the Closing Value means $22.26 per FTI Share (the average closing price per FTI Share as reported on the New York Stock Exchange for the five trading days ending September 6, 2006). If the restrictions lapse earlier or later than September 30, 2009, the Closing Value Guarantee will cease to apply to such shareholder.

Bidco’s offer to purchase (and the associated offer of securities of FTI and Bidco) will expire at 3.00 p.m., New York time on October 9, 2006, unless the offers have been extended. FTI may extend its offering of securities, and Bidco may extend its offer to purchase, in their discretion, for a period which is not more than 60 days from September 11, 2006. FTI may hold multiple closings of the offer of securities.

Warranty Deed

As of September 11, 2006, a Warranty Deed was entered into between Bidco and certain of the executive officers of FD who are also FD Shareholders (the “Warrantors”). Under the Warranty Deed, the Warrantors warrant, based on their actual knowledge, the accuracy of certain FD information provided to Bidco and covenant to cooperate with Bidco, not take certain business actions while the offer to purchase remains open, and upon settlement to call a board of directors meeting to appoint persons nominated by Bidco as directors of FD and its subsidiaries.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Acquisition, FTI will issue FTI Offer Shares together with the Closing Value Guarantee to certain FD Shareholders who elect the Earn Out Option, and Put Call Options to certain FD Shareholders who are not US persons who elect the Earn Out Option. Bidco will be issuing loan notes to certain FD Shareholders who elect the Earn Out Option and the Put Call Loan Notes. The number and value of FTI Offer Shares and other securities, including the Put Call Options, that will be issued and sold in connection with the Acquisition, are not determinable at this time, as they will depend on the FD Share ownership of the FD Shareholders who chose the Earn Out Option and Put Call Loan Notes including the Put Call Option. The final number of FTI Offer Shares issuable in consideration of the Acquisition will be determined by dividing (i) the purchase price for the Acquisition allocable to the Stock Component, by (ii) the Closing Value of $22.26 per FTI Share (the average closing price per FTI Share as reported on the New York Stock Exchange for the five trading days ending on September 6, 2006). US dollars will be converted to pounds and pence Sterling by applying the average currency exchange rate as reported by Bloomberg for the five trading days ending on September 6, 2006. The maximum number of shares of common stock that FTI estimates it could issue in connection with the Acquisition is approximately 988,000 shares. The securities to be offered and sold in connection with the Acquisition will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), applicable state securities laws and applicable non-US securities laws, but will be offered and sold in transactions not involving public offerings in reliance on exemptions under the US federal securities laws, (a) in the case of US persons, in reliance on Section 4(2) of the Securities Act or Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, and (b) in the case of non-U.S. persons, in reliance on Regulation S promulgated by the SEC under the Securities Act. With respect to securities that may be sold in reliance on Section 4(2) of the Securities Act, FTI expects to issue securities to persons who have represented that they are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and to no more than 35 unaccredited investors and not to engage in general solicitation with respect to the sale of securities in connection with the Acquisition. With respect to securities that may be sold pursuant to Regulation S, the securities will be sold in offshore transactions to eligible FD Shareholders and there will be no directed selling efforts in the US.

Item 7.01 Regulation FD Disclosure

The press release issued September 11, 2006, announcing the agreement for the acquisition of FD and disclosing information under Regulation FD, is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

The press release contains a discussion of FTI’s outlook for 2006, excluding the approximate $20.0 million one-time charge relating to the restructuring of FTI’s U.K. operations and the consolidation of certain non-core practices, primarily through reductions in workforce, which is described in the press release and FTI’s Current Report on Form 8-K dated September 6, 2006 filed with the SEC on September 12, 2006. FTI’s management believes this provides useful information to investors because it shows that, except for the one-time charge, management is maintaining its earnings and earnings per share guidance for 2006.

On September 11, 2006, FTI held a conference call regarding its announcement of the agreement for the acquisition of FD. The full text of the transcript of the conference call is set forth in and furnished as Exhibit 99.2 hereto and is hereby incorporated by reference herein. The transcript contains some discussion regarding earnings before interest, taxes, depreciation and amortization (“EBITDA”) of FTI and FD. Although EBITDA is not a measure of financial condition or performance determined in accordance with generally accepted accounting principles, FTI believes that it is a useful operating performance measure for evaluating results of operations from period to period and as compared to FTI’s competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. FTI uses EBITDA to evaluate and compare the operating performances of its segments and it is one of the primary measures used to determine employee bonuses. FTI also uses EBITDA to value businesses it considers acquiring. EBITDA is not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. We believe that EBITDA as a supplemental financial measure is also indicative of a company’s capacity to incur and service debt and thereby provides additional useful information to investors regarding a company’s financial condition and results of operations. EBITDA for purposes of the covenants set forth in our senior secured credit facility are not calculated in the same manner as calculated for other purposes.

The information included in the press release furnished as Exhibit 99.1 and the transcript furnished as Exhibit 99.2 with respect to information disclosed under Regulation FD shall be deemed not to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date of this Current Report on Form 8-K.

(b)	Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date of this Current Report on Form 8-K.

(c) Exhibits.

99.1	Press Release of FTI Consulting, Inc., dated September 11, 2006.

99.2	Transcript of September 11, 2006 Conference Call of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: September 14, 2006	By:	/s/ THEODORE I. PINCUS
Theodore I. Pincus
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 11, 2006

99.2	Transcript of September 11, 2006 Conference Call of FTI Consulting, Inc.